Exhibit 99.77B


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
 FIRM

To the Shareholders and Board of Trustees of PARADIGM Funds Trust

In planning and performing our audit of the financial
 statements of the PARADIGM
Funds Trust (the Funds) as of December 31, 2006 and
 for the period from
January 3, 2006 (commencement of operations) to
December 31, 2006, in accordance
with the standards of the Public Company Accounting
 Oversight Board (United
States), we considered its internal control over
 financial reporting, including
control activities for safeguarding securities, as a
 basis for designing our
auditing procedures for the purpose of expressing our
 opinion on the financial
statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal
control over financial reporting. Accordingly, we express no such opinion.

The management of the PARADIGM Funds Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling
this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal
control over financial reporting is a process
 designed to provide reasonable
assurance regarding the reliability of financial
 reporting and the preparation
of financial statements for external purposes in
 accordance with accounting
principles generally accepted in the United States
 of America. Such internal
control includes policies and procedures that provide
 reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the
financial statements.

Because of inherent limitations, internal control
 over financial reporting may
not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become
inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned
functions, to prevent or detect misstatements on a
 timely basis. A significant
deficiency is a control deficiency, or combination
 of control deficiencies, that
adversely affects the Funds ability to initiate,
 authorize, record, process or
report financial data reliably in accordance with
 accounting principles
generally accepted in the United States of America
 such that there is more than
a remote likelihood that a misstatement of the Funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a
material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by
the Public Company Accounting Oversight Board
(United States). However, we noted
no deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of
 December 31, 2006.

This report is intended solely for the information
 and use of management,
shareholders and the Board of Trustees of the PARADIGM Funds Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
February 28, 2007